Exhibit 10.18

Execution Version

SECURED PROMISSORY NOTE

USD $2,510,601.30	Effective Date: June 19, 2025

FOR VALUE RECEIVED, MJ Reg Disruptors, LLC, a Delaware limited company (“Maker”), hereby promises to pay to Jones Soda Co., a Washington corporation (together with its permitted assigns, “Holder”) the principal amount of $2,510,601.30 (the “Principal Amount”) with Interest (as defined below) accruing on the unpaid Principal Amount of this Secured Promissory Note (this “Note”) in the manner specified herein. This Note is being made in connection with Maker’s and Holder’s execution of that certain Stock Purchase Agreement (the “SPA”) and Trademark License Agreement (“License Agreement”) of even date herewith, being entered into by and among the parties hereto (collectively with this Note and all exhibits and attachments thereto, the “Transaction Documents”). All capitalized terms used herein and not defined herein will have the meanings given to them in the Transaction Documents.

1)	Interest Rate. Maker promises to pay interest (“Interest”) on the outstanding Principal Amount of this Note at a simple interest rate equal to 3% per annum, or the lowest amount permitted by law whichever is less, accruing daily from the Effective Date set forth above, and continuing until repayment of this Note in full, calculated on the basis of the actual number of days elapsed over a year of 365 days; provided, however, that if Maker satisfies this Note in full by making all payments due and owing hereunder in accordance with the terms of this Note, all Interest accrued under this Note shall be deemed waived. For the avoidance of doubt, Interest shall not be compounded.

2)	Maturity Date; Event of Default.

a)	The term of this Note shall commence as of the Effective Date and shall continue until the earlier of (x) the Final Maturity Date (as defined below), and (y) in the event of prepayment of this Note, such date that the Principal Amount, together with the Interest accrued thereon (the “Outstanding Balance”) is paid in full by Maker (the “Maturity Date”). The Outstanding Balance shall become due and payable on the following dates and in the following amounts; provided, however, that Holder may demand repayment of the Outstanding Balance on this Note at any time after the occurrence of an Event of Default (as defined below) by Maker upon written notice to Maker:

i)	Five Hundred Ten Thousand Six Hundred One Dollars and Thirty Cents (USD $510,601.30) of the Principal Amount shall be payable by Maker on or before June 27, 2025;

ii)	Five Hundred Thousand Dollars (USD $500,000.00) of the Principal Amount shall be payable by Maker on or before June 19, 2026;

iii)	Seven Hundred Fifty Thousand Dollars (USD $750,000) of the Principal Amount shall be payable by Maker on or before June 19, 2027; and

iv)	The remaining outstanding Balance of the Principal Amount plus any accrued Interest shall be payable by Maker on or before June 19, 2028 (the “Final Maturity Date”).

b)	Upon repayment of the portion of Principal Amount due on the applicable due date pursuant to Section 2(a)(i)-(iv) above, the respective portion of the Principal Amount so paid shall be deemed repaid and satisfied in full. Upon payment of the remaining Principal Amount at the Final Maturity Date, the Outstanding Balance of this Note will be deemed repaid and satisfied in full. All payments shall be in lawful money of the United States of America. If any payment on this Note becomes due on a Saturday, Sunday or a public holiday under the laws of the State of Delaware, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing Interest in connection with such payment. Notwithstanding the foregoing or anything to the contrary in this Note, Holder acknowledges and agrees that the Outstanding Balance of this Note may be prepaid by Maker at any time at Maker’s election, in whole or in part, without penalty.

c)	For purposes of this Note, “Event of Default” shall mean: (i) Maker fails to make any payment required to be made hereunder when due, which failure remains uncured following five (5) days’ written notice from Holder, (ii) Maker’s material breach of the SPA or the License Agreement, including the failure to make any payment required to be made thereunder when due, which failure remains uncured following thirty (30) days’ written notice from Holder, (iii) Holder’s material breach of the SPA or the License Agreement, which failure remains uncured following thirty (30) days’ written notice from Maker, (iv) the commencement by either Maker of a proceeding in bankruptcy, (v) Maker files an answer admitting the material allegations of a petition filed against it in any such proceeding, or (vi) the appointment of a receiver, liquidator, assignee or trustee of Maker’s assets for the benefit of creditors, and, in each of the foregoing (iv) – (vi), such proceeding or petition shall continue undismissed for forty-five (45) days, or an order or decree approving or ordering any of the foregoing shall be entered.

d)	Upon the occurrence or existence of any Event of Default by Maker and at any time thereafter during the continuance of such Event of Default by Maker, Holder may, by written notice to Maker, declare the outstanding Principal Balance, together with accrued interest, to be immediately due and payable without presentment, demand, protect or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default by Maker and at any time thereafter during the continuance of such Event of Default by Maker, Holder may, exercise any other right, power or remedy, either by suit in equity or by action at law, or both. All of the rights, powers and remedies of Holder shall be cumulative, and may be exercised independently, concurrently or successively in Holder’s sole discretion. No waiver by Holder of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of Holder in exercising any right or remedy shall operate as a waiver thereof and no single or partial exercise by Holder of any right or remedy shall preclude any other or future exercise thereof or the exercise of any other right or remedy. Upon the occurrence of any Event of Default by Maker, the Outstanding Balance of this Note, and any accrued and unpaid interest, shall bear interest at ten percent (10%) per annum (the “Default Rate”).

e)	Notwithstanding anything to the contrary in this Note, the SPA, or the License Agreement, if an Event of Default occurs with respect to Holder, then, at the option of Maker and upon written notice to Holder, Maker shall have no further obligation to make any payment under this Note and all remaining unpaid amounts, including any outstanding Principal Amount and Interest, shall be deemed cancelled and of no further force or effect.

3)	Security Interest. The Maker shall take such further actions, and execute and/or deliver to the Holder such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments as the Holder may in its reasonable judgement deem necessary in order to create and/or maintain the validity, perfection or priority of and protect its security interest. The Holder may register its security interest in all jurisdictions and at all registries or public offices as the Holder may determine necessary or beneficial to perfect or protect its security interest. Upon the indefeasible repayment of the indebtedness under this Note, the security pursuant to this Section shall be absolutely and unconditionally forever released and discharged. All such registrations completed in connection with such security shall be terminated and discharged at the Maker’s expense.

4)	Waiver; Payment of Fees and Expenses. Maker waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law. No course of dealing or delay by Holder shall constitute a waiver, election or acquiescence by it.

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5)	No Impairment. Neither party shall, by amendment of its organizational documents or agreements or through reorganization, consolidation, merger, dissolution, sale of assets or another voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the other party to this Note against impairment.

6)	Representations and Warranties. Each party hereto represents and warrants to the other party hereto that they are: (a) in good standing under the law and are duly qualified to do business in each jurisdiction where such qualification is necessary, (b) the execution and delivery of this Note and the performance by such party of its obligations are within such party’s powers have been duly authorized by all necessary actions necessary on the maker’s part, (c) this Note is such party’s legal, valid and binding obligation, and (d) the execution, delivery and performance of this Note by such party will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to such party, or (ii) result in a breach of or constitute a default under any agreement, lease or instrument to which such party is bound.

7)	Miscellaneous.

a)	Governing Law; Collection Expenses. This Note, and any claim, controversy, dispute, or cause of action based upon, arising out of, or relating to this Note, and the transactions contemplated hereby shall be governed by the laws of the State of Delaware, without regard to conflicts or choice of law principles. Any action to enforce any provision of this Note may only be filed in a court of competent jurisdiction in and for King County, WA. In the event of any dispute between the parties concerning the terms and provisions of this Note, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

b)	Successors and Assigns. Neither party may assign or transfer this Note or any of its rights hereunder without the prior written consent of the other party hereto. This Note shall inure to the benefit of, and be binding upon, the parties and their permitted assigns.

c)	Notice. All notices required or permitted under this Note shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail to the electronic mail address generally used for communication between such parties if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, in each case, to the address provided on the signature page to this Note.

d)	Waiver of Jury Trial. Maker and Holder irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby or thereby.

e)	Headings. The titles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

f)	Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

g)	Entire Agreement. This Note, together with the other Transaction Documents, constitute the full and entire understanding and agreement between Maker and Holder with regard to the matters set forth herein, and supersede all prior understandings and agreements with respect to the same.

{signature page to follow}

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In Witness Whereof, the parties have executed this Secured Promissory Note as of the Effective Date.

MAKER:

MJ Reg Disruptors, LLC

By:
Name:
Title:

Notice Address:	5501 Headquarters Pkwy.
Suite 150W
Plano, TX 75078
Attn: _________________________
Email: ________________________

With a copy to:	________________________
________________________
________________________
Attn: ___________________
Email: _________________

ACCEPTED AND AGREED BY HOLDER:

Jones Soda Co.

By:
Scott Harvey, CEO

Notice Address:	1522 Western Avenue
Suite 24150
Seattle, WA 98101
Attn: Legal Department
E-mail: scotth@jonessoda.com

With a copy to:	D.A. Eddy, PLLC
648 NE 3rd Avenue
Fort Lauderdale, Florida 33304
Attn: David A. Eddy, Esq.
E-mail: deddy@eddy.law